Exhibit 10.1

AMENDMENT TO NOTE CONVERSION OPTION AGREEMENT

This amendment (“Amendment”), dated as of the date set forth below, is to that certain Note Conversion Option Agreement executed June 7, 2022 (the “Agreement”) by and between EBET, Inc. (formerly, eSports Technologies, Inc.), a Nevada corporation (the “Company”) and CP BF LENDING, LLC, a Delaware limited liability company (together with its successors, assigns and Related Parties, “Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Company and Lender have mutually agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1.              Amendment to Note Conversion Option Agreement. The Note Conversion Option Agreement is further amended as follows:

a.	Section 3.01(a) of the Agreement is hereby amended by deleting Section 3.01(a) in its entirety and by substituting the following in place thereof:

(a)	At any time after the Conversion Threshold Date (as defined below) and prior to the indefeasible repayment of the Obligations in full, Lender shall have the right at any time to convert up to $5.0 million of the principal balance of the Loan into Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below).

“Conversion Threshold Date” means the date on which the Company sells the last dollar of the first $5.0 million of such shares of Common Stock or Common Stock Equivalents in the aggregate issued after the date hereof.

b.	Section 3.01(c) of the Agreement is hereby amended by deleting Section 3.01(c) in its entirety and by substituting the following in place thereof:

(c) “Conversion Price” shall mean $3.58 per share of Common Stock. The Conversion Price shall be subject to adjustment resulting from a stock split, stock distribution, stock subdivision, stock combination, reclassification and other similar corporate actions in the same manner as set forth in Section 3(a) of the Warrant (as defined below).

2.             The terms of this Amendment amend and modify the Agreement as if fully set forth in the Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Agreement, this Amendment’s terms, conditions and obligations shall control. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

3.              This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated below.

EBET, Inc.	CP BF LENDING, LLC
By: CP Business Finance GP, LLC, its manager,
By: Columbia Pacific Advisors, LLC, its manager

By: /s/ Aaron Speach	By: /s/ ***
Aaron Speech	***
Chief Executive Officer	Fund Manager

Date: June 15, 2022	Date: June 15, 2022

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